                                                                                                                 EXHIBIT 99.2


                                                         SCHEDULE II

                                                       LANTRONIX, INC.

                                        CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
                                                        (IN THOUSANDS)


                                                    BALANCE        CHARGED         CHARGED
                                                       At        (recovered)         To                             Balance
                                                   Beginning     to Costs and       Other                           End of
                                                   Of Period       Expenses        Accounts       Deductions        Period
                                                   ----------     ----------      ----------      ----------      ----------
Year ended June 30, 2003
     Alllowance for doubtful accounts              $    1,466     $     (473)     $       10      $     (431)     $      572
     Reserve for excess and obsolete inventory          5,756          4,189              41          (1,989)          7,997
     Warranty reserve                                     479            878            (153)            (11)          1,193
                                                   ----------     ----------      ----------      ----------      ----------
        Total                                      $    7,701     $    4,594      $     (102)     $   (2,431)     $    9,762
                                                   ==========     ==========      ==========      ==========      ==========

Year ended June 30, 2004
     Alllowance for doubtful accounts              $      572     $     (164)     $       --      $     (231)     $      177
     Reserve for excess and obsolete inventory          7,997            368              --          (2,336)          6,029
     Warranty reserve                                   1,193          1,168              --            (591)          1,770
                                                   ----------     ----------      ----------      ----------      ----------
        Total                                      $    9,762     $    1,372      $       --      $   (3,158)     $    7,976
                                                   ==========     ==========      ==========      ==========      ==========

Year ended June 30, 2005
     Alllowance for doubtful accounts              $      177     $      140      $       --      $     (159)     $      158
     Reserve for excess and obsolete inventory          6,029            163              --            (589)          5,603
     Warranty reserve                                   1,770            (88)             --            (434)          1,248
                                                   ----------     ----------      ----------      ----------      ----------
        Total                                      $    7,976     $      215      $       --      $   (1,182)     $    7,009
                                                   ==========     ==========      ==========      ==========      ==========


                                                             S-2